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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Zilog, Inc. of our report dated January 22, 1997 included in the 1996 Annual Report to Shareholders of Zilog, Inc.

     Our audits also included the financial statement schedule of Zilog, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-67938 and 33-95110) pertaining to the 1990 Zilog Employee Common Share Option Plan, the 1990 Zilog Employee Stock Purchase Plan and the 1994 Long-Term Stock Incentive Plan and in the related Prospectuses of our report dated January 22, 1997 with respect to the consolidated financial statements and schedules included or incorporated by reference in this Annual Report (Form 10-K) of Zilog, Inc.

                                                  ERNST & YOUNG LLP

San Jose, California
March 27, 1997